Exhibit 23.1

                          Independent Auditors' Consent


The  Board  of  Directors
Racing  Champions  Ertl  Corporation:

We consent to the incorporation by reference in registration statements (Nos. 333 -50957, 333 - 50959, 333 - 58035, 333 - 58037, 333 - 81705, 333 - 91158 and
333 -91236) on Form S-8 of Racing Champions Ertl Corporation of our reports dated February 19, 2003, with respect to the consolidated balance sheet of Racing Champions Ertl Corporation as of December 31, 2002 and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 2002, and the related financial statement schedule, which reports appear in the December 31, 2002 annual report on Form 10-K of Racing Champions Ertl Corporation.

Our report refers to our audit of the disclosures added to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.


                                                       /s/  KPMG LLP

KPMG  LLP
Chicago,  Illinois
March  25,  2003